Exhibit 23.2

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Shuffle Master, Inc. of our report dated July 23, 2004, relating to the consolidated financial statements of CARD Casinos Austria Research and Development GmbH as of and for the year ended December 31, 2003, appearing in Amendment No. 1 on Form 8-K/A of Shuffle Master, Inc. dated July 27, 2004.

/s/ Deloitte Touche Tohmatsu
WirtschaftsprüfungsgmbH

Vienna, Austria
July 30, 2004